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                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Form S-1 (File No. 2-0000) of our report dated March 26, 1997, on our audits of the financial statements of AutoBond Acceptance Corporation and Subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                        Coopers & Lybrand L.L.P.


Austin, Texas
July 15, 1997